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                                                                    Exhibit 99.5


To Participants in Morgan Guaranty's Deferred Profit Sharing Plan who have interest in the JPM Stock Fund:

The Deferred Profit Sharing Plan and the Trust Agreement established thereunder provide that the Trustee may vote shares of common stock of J.P. Morgan & Co. Incorporated ("Morgan") held in the JPM Stock Fund at annual or special meetings of stockholders to the extent and in the proportions directed by participants having interests in such Fund.

A special meeting of stockholders of Morgan to vote on the proposed merger of Morgan with Chase Manhattan Corporation ("CMC") is to be held on ____________ ____. As a participant in the Deferred Profit Sharing Plan having an interest in the JPM Stock Fund, you are entitled to the extent of your interest in the JPM Stock Fund as of November 15, 2000, to direct the manner in which the Trustee shall vote shares of Morgan common stock held in such Fund.

For the purpose of giving your instructions to the Trustee, there is enclosed a proxy card that is patterned after the proxy card sent to registered stockholders of Morgan. For your information, there are enclosed copies of the Notice of Special Meetings of Stockholders with Proxy Statement attached that have also been sent to registered stockholders.

The completed proxy card is to be mailed in the enclosed envelope to First Chicago Trust Company, a division of EquiServe, who has been selected to receive and tabulate such votes and to certify to the Trustee the proportions in which its shares are to be voted or left unvoted. You may also vote by telephone or electronically through the Internet. Instructions for voting by telephone or through the Internet are included on the proxy card. Your vote will be known only to First Chicago Trust Company.

AS PROVIDED FOR IN THE DEFERRED PROFIT SHARING PLAN AND TRUST AGREEMENT, IF YOU DO NOT DIRECT THE TRUSTEE, YOUR PROPORTION OF THE SHARES WILL NOT BE VOTED AT THE SPECIAL MEETING. AS DESCRIBED IN THE ENCLOSED MATERIALS SENT TO ALL MORGAN STOCKHOLDERS, IF SHARES ARE NOT VOTED THAT HAS THE SAME EFFECT AS A NEGATIVE VOTE.

To allow First Chicago Trust Company time to tabulate your votes and to certify to the Trustee the manner in which to vote the JPM Stock Fund shares, your vote must be received by _________________.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK as Trustee of the Deferred Profit Sharing Plan of Morgan Guaranty Trust Company of New York and Affiliated Companies for United States Employees